Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Fourth Quarter 2009 Results

March 19, 2010, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced fourth quarter 2009 net sales of $214.6 million, an 8.5% decrease from the $234.5 million for the same period in 2008.  For the full year of 2009, net sales were $951.4 million which is 19.0% lower than 2008 full year net sales due to market wide declines in residential construction which are estimated to be down over 28%.  Fourth quarter and full year 2009 net sales were consistent with the Company’s previously provided guidance.
Adjusted EBITDA for the fourth quarter of 2009 was $27.8 million compared to $6.1 million for the fourth quarter of 2008.  For the full year of 2009, Adjusted EBITDA was $113.7 million compared to $94.4 million for the full year of 2008.  Fourth quarter and full year 2009 Adjusted EBITDA was slightly favorable to previously provided guidance.
Operating earnings for the fourth quarter of 2009 were $12.1 million compared to an operating loss before goodwill impairment of $10.2 million for the fourth quarter of 2008.  For the full year of 2009, operating earnings were $40.1 million compared to operating earnings before goodwill impairment of $19.9 million for the full year of 2008.
Gary E. Robinette, President and CEO, said “Ply Gem's fourth quarter and full year 2009 sales and Adjusted EBITDA results continue to reflect the challenging conditions that exist in the housing market today.  Despite these challenges, Ply Gem’s fourth quarter Adjusted EBITDA demonstrated significant improvement over the same period in 2008 which continues our trend of positive year over year earnings performance which began with our second and third quarter results.  Furthermore, our full year 2009 Adjusted EBITDA was over 20% higher than our 2008 performance despite the fact that single family housing starts were 28.8% below 2008 levels.  Our performance is a direct result of our continued focus on taking profitable market share and managing our overall cost structure which includes the actions that we have taken to realign our capacity during this historic housing slump.  Although there are some signs of improvement in the housing sector, we remain cautious as the market remains fragile.  Thus, Ply Gem will continue to focus on maintaining a lean overall cost structure while maximizing cash flow and striving to outperform the marketplace in all business units, allowing us to emerge stronger when the housing market recovers.”

Mr. Robinette continued, “In addition to Ply Gem’s improved operating performance, I am pleased to report that during the first quarter of 2010, Ply Gem successfully completed a significant de-levering transaction which reduced our debt by approximately $210.0 million as a result of our completion of a new $150.0 million Senior Subordinated Notes offering of which the net proceeds were used to redeem approximately $141.2 million of our existing 9.0% Senior Subordinated Notes due 2012 and the contribution of approximately $218.8 million of the 9% Senior Subordinated Notes held by affiliates of our financial sponsor in exchange for equity in Ply Gem.  This de-levering transaction will reduce our annual cash interest expense by approximately $12.7 million and provides Ply Gem with additional operating liquidity as we continue to manage through these challenging market conditions and demonstrates our financial sponsor’s continued confidence and support of our business and our management team.”
Ply Gem, headquartered in Cary, N.C., is committed to helping North America’s homebuilders, remodelers, architects, distributors, dealers and retailers do more than build homes. Ply Gem wants to help them build their business. The Company offers an unmatched solution to exterior building product needs with a portfolio that includes leading window, door, siding and accessories, stone veneer, fence and rail brands so there is something for every project. Ply Gem siding brands include Mastic® Home Exteriors, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief® and Monticello® Columns.  Ply Gem windows manufactures and markets vinyl, vinyl-clad, wood-clad, aluminum-clad, and aluminum window and patio door brands including Ply Gem® Windows, Ply Gem® Canada Windows and Doors and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,200 people across North America. Visit www.plygem.com for more information.
Ply Gem management will host a conference call on March 19, 2010 at 10:00 a.m. EST to report fourth quarter results.  To participate please call 800-706-7745 and use call confirmation number 20446726.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	December 31, 2009	December 31, 2008
	(Amounts in thousands)

Net sales	$214,578	$234,541
Costs and expenses:
Cost of products sold	166,228	203,854
Selling, general and administrative expenses	31,320	35,999
Amortization of intangible assets	4,917	4,911
Goodwill impairment	-	250,000
Total costs and expenses	202,465	494,764
Operating earnings (loss)	12,113	(260,223)
Foreign currency gain (loss)	391	(356)
Interest expense	(36,025)	(33,576)
Interest income	31	131
Loss before benefit for income taxes	(23,490)	(294,024)
Benefit for income taxes	(5,870)	(27,716)
Net loss	$(17,620)	$(266,308)

Goodwill impairment, net of taxes	-	238,387
Net loss before unusual item	$(17,620)	$(27,921)

	For the twelve months ended
	December 31, 2009	December 31, 2008
	(Amounts in thousands)

Net sales	$951,374	$1,175,019
Costs and expenses:
Cost of products sold	749,841	980,098
Selling, general and administrative expenses	141,772	155,388
Amortization of intangible assets	19,651	19,650
Goodwill impairment	-	450,000
Total costs and expenses	911,264	1,605,136
Operating earnings (loss)	40,110	(430,117)
Foreign currency gain (loss)	475	(911)
Interest expense	(135,514)	(138,015)
Interest income	211	617
Loss before benefit for income taxes	(94,718)	(568,426)
Benefit for income taxes	(17,966)	(69,951)
Net loss	$(76,752)	$(498,475)

Goodwill impairment, net of taxes	-	425,096
Financing costs, net of taxes	-	17,916
Net loss before unusual item	$(76,752)	$(55,463)

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2009 and 2008 consolidated financial statements of the Company and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define Adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), impairment charges, customer inventory buybacks, and restructuring and integration costs. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	December 31, 2009	December 31, 2008
Net loss	$(17,620)	$(266,308)
Interest expense, net	35,994	33,445
Benefit for income taxes	(5,870)	(27,716)
Depreciation and amortization	14,002	14,530
Goodwill impairment	-	250,000
Non cash loss (gain) on currency transaction	(391)	356
Customer inventory buyback	1,592	389
Non cash charge of purchase price
allocated to inventories	-	19
Restructuring/integration expense	118	1,413
Adjusted EBITDA	$27,825	$6,128

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the twelve months ended
	December 31, 2009	December 31, 2008
Net loss	$(76,752)	$(498,475)
Interest expense, net	135,303	137,398
Benefit for income taxes	(17,966)	(69,951)
Depreciation and amortization	56,271	61,765
Goodwill impairment	-	450,000
Non cash loss (gain) on currency transaction	(475)	911
Customer inventory buyback	8,345	1,890
Non cash charge of purchase price
allocated to inventories	-	19
Restructuring/integration expense	8,992	10,859
Adjusted EBITDA	$113,718	$94,416

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	December 31, 2009	December 31, 2008
Operating earnings (loss)	$12,113	$(260,223)
Goodwill impairment	-	250,000
Operating earnings (loss) before goodwill impairment	$12,113	$(10,223)

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the twelve months ended
	December 31, 2009	December 31, 2008
Operating earnings (loss)	$40,110	$(430,117)
Goodwill impairment	-	450,000
Operating earnings before goodwill impairment	$40,110	$19,883

3.	Long-term debt amounts in the selected balance sheets at December 31, 2009 and December 31, 2008 consisted of the following:
	December 31, 2009	December 31, 2008
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$25,000	$60,000
9% Senior subordinated notes due 2012, including
unamortized premium of $105 and $146	360,105	360,146
11.75% Senior secured notes due 2013, net of
unamortized discount of $9,708 and $5,960	715,292	694,040
	$1,100,397	$1,114,186

Less:
9% Senior subordinated notes due to related parties,
including unamortized premium of $82	281,376	-
	$819,021	$1,114,186

4.	The following is a summary of selected balance sheet amounts at December 31, 2009 and December 31, 2008:
	December 31, 2009	December 31, 2008
	(Amounts in thousands)

Cash and cash equivalents	$17,063	$58,289
Accounts receivable, less allowances	94,428	90,527
Inventories	98,080	123,412
Prepaid expenses and other current assets	19,448	19,985
Property and equipment, net	141,702	170,011
Intangible assets, net	174,064	193,604
Goodwill	392,838	390,779
Accounts payable	52,833	59,603
Long-term debt due to related parties	281,376	-
Long-term debt	819,021	1,114,186
Stockholder's deficit	(313,482)	(242,628)

•
During March through November 2009, certain affiliates of the Company’s controlling stockholder acquired a majority of the outstanding Senior Subordinated Notes.  As of December 31, 2009, these affiliates had acquired approximately $281.4 million of the outstanding Senior Subordinated Notes.

•
On January 11, 2010, Ply Gem Industries, Inc. issued $150.0 million of 13.125% Senior Subordinated Notes due 2014.  Ply Gem used the proceeds of the offering to redeem approximately $141.2 million aggregate principal amount of its 9% Senior Subordinated Notes due 2012 and pay certain related costs and expenses.  The 9% Senior Subordinated Notes were redeemed on February 16, 2010.  In addition, on February 12, 2010 affiliates of the Company’s controlling stockholder contributed approximately $218.8 million of the 9% Senior Subordinated Notes as a capital contribution in exchange for equity in Ply Gem.  As a result of the $141.2 million redemption and the $218.8 million capital contribution, the entire $360.0 million of the Company’s 9% Senior Subordinated Notes were no longer outstanding as of February 16, 2010.